      NABORS' 4Q 2000 AND FULL YEAR RESULTS EXCEED PREVIOUS 1997 HIGHS
      ----------------------------------------------------------------

HOUSTON, TEXAS, JANUARY 25, 2001, NABORS INDUSTRIES, INC. (AMEX: NBR) today announced the results of its fourth quarter and full year 2000. For the fourth quarter, income derived from operating activities1 was $84.1 million and net income was $54.9 million ($0.35 per fully diluted share), with revenues of $412.2 million. The quarter's $84.1 million in income derived from operating activities compares to $59.3 million in the third quarter of 2000 and $16.6 million during the fourth quarter of 1999. The $54.9 million in net income compares to $38.7 million ($0.25 per fully diluted share) in the third quarter of 2000 and $7.7 million ($0.06 per fully diluted share) in the prior year period. The $412.2 million in revenues during the quarter compares to $344.5 million in the third quarter of 2000 and $216.8 million in the prior year period. For the full year 2000, income derived from operating activities was $217.4 million and net income was $137.4 million ($0.90 per fully diluted share) on revenues of $1.3 billion. This compares to prior year results of $58.4 million in income derived from operating activities, $27.7 million in net income ($0.23 per fully diluted share) and revenues of $638.5 million.

Gene Isenberg, Nabors' Chairman and Chief Executive Officer commented, "I am pleased with this quarter's results, particularly considering that we have already exceeded 1997's peaks in quarterly and full year's income derived from operating activities, at significantly lower levels of capacity utilization. Even more important, our primary business metric, return on capital employed, reached 15% during the quarter and continues to increase. Best of all, we are continuing to improve on our good safety record while increasing activity and employment substantially."

"Almost all of our businesses showed improvement sequentially over the third quarter. The largest improvement came from our US Lower 48 land drilling operations, as natural gas-directed rig demand outpaced the supply of ready-to-run rigs. This created an inflection in dayrates, which are only beginning to reflect in our results. As expected, our SCR rigs fared well in terms of utilization and margin increases, but our mechanical fleet also experienced surprisingly strong gains in utilization and margins. Canada also posted a large improvement, recording its best ever fourth quarter result, driven by strong gas-directed drilling. Our marine transportation unit, Sea Mar, also increased significantly, mostly due to higher average rates resulting from strong demand for offshore supply vessels in the Gulf of Mexico. Our US land well servicing business again experienced a healthy improvement, largely due to higher average prices."

"Offshore was essentially flat as continuing higher rate renewals in all classes of rigs were offset by temporarily lower utilization due to a number of rigs repositioning and the completion of some long-term international contracts. Our international land business was up slightly, but is still lagging the pace of improvement in North America. Our Alaskan construction and logistics joint ventures were seasonally down as expected."


------------
1 "Income derived from operating activities" has historically been referred to as "operating income". It is computed by subtracting; direct costs, general and administrative expenses and depreciation and amortization from operating revenue and then adding earnings from unconsolidated affiliates.

"Looking forward, we anticipate robust near-term growth in our results as each business is expected to post further gains from higher average pricing and utilization. We again expect the largest improvements to be derived from our North American units, as gas-directed drilling continues to improve both in the US Lower 48 and Canada, forcing higher rates due to near-term capacity constraints. Our Alaskan rig count is increasing as a number of rigs are returning to work on various projects. Also in Alaska, our construction and logistics operations should have an excellent first half with several winter contracts in place. Offshore, we expect to see higher utilization at higher average prices as activity levels are increasing both in the Gulf of Mexico and internationally. This should continue to have an upward effect on our marine transport business as well. Internationally, we expect to see substantial improvement over the next few quarters as new contracts for five rigs commence in Algeria, coupled with anticipated higher activity in the Middle East and Latin America. Furthermore, the strength of the North American rig market is sure to exert pressures on the international supply/demand balance of rigs. Our well servicing unit should see continuing increases in average pricing and higher rig hours from both active rigs and additional reactivated rigs."

"I believe that we are still in the early stages of an enduring growth cycle, both for the energy industry and for Nabors. Over the longer-term we expect to continue posting healthy improvements from a multitude of sources. In order to fulfill our customer's expanding global rig requirements and mitigate the need for new builds in the near-term, we plan to refurbish and deploy most of the remaining 160 stacked rigs from our US fleet over the next two years. Employment of this idle capacity along with the other 80 remaining idle drilling rigs in our other operations and some 280 stacked well servicing rigs, provides Nabors with significant long-term upside. The improving nature of our longer-cycle international, Alaskan and offshore markets further support my expectations of an extended upward trend for Nabors."

The Nabors companies actively market over 500 land drilling and 680 land workover and well-servicing rigs worldwide. Offshore, Nabors operates 37 platform, 11 jack-up, and four barge rigs in the Gulf of Mexico and international markets. These rigs provide drilling, workover and well-servicing services. Nabors also operates 30 active marine transportation and support vessels in the Gulf of Mexico. In addition, Nabors manufactures top drives and drilling instrumentation systems and provides comprehensive oilfield hauling, engineering, civil construction, logistics and facilities maintenance, and project management services. Nabors participates in most of the significant oil, gas and geothermal markets in the world.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors' actual results may differ materially from those indicated or implied by such forward-looking statements.

================================================================================
Nabors' stock is listed on the American Stock Exchange (NBR). For further information, please contact Dennis A. Smith at Nabors at (281) 874-0035. To request Investor Materials, call (281) 775-8000 - extension 6363.

                    NABORS INDUSTRIES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
         THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31, 2000 AND 1999

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                            (UNAUDITED)
                                                       ----------------------------------------------------------
                                                           THREE MONTHS ENDED              TWELVE MONTHS ENDED
                                                              DECEMBER 31,                     DECEMBER 31,
                                                       --------------------------       -------------------------
                                                          2000            1999              2000          1999
                                                       ---------       ----------       -----------     ---------

Revenues and other income:
   Operating revenues                                  $ 412,209       $  216,824       $ 1,327,124     $ 638,507
   Earnings from unconsolidated affiliates                 7,214              124            37,490         3,757
   Interest income                                         8,835            1,440            20,581         8,756
   Other income, net                                       6,253            1,834            24,121         8,860
                                                       ---------       ----------       -----------     ---------
      Total revenues and other income                    434,511          220,222         1,409,316       659,880
                                                       ---------       ----------       -----------     ---------

Costs and other deductions:
   Direct costs                                          267,562          150,589           888,322       418,675
   General and administrative expenses                    27,788           18,920           106,504        65,288
   Depreciation and amortization                          39,983           30,819           152,413        99,893
   Interest expense                                        9,208            7,056            35,370        30,395
                                                       ---------       ----------       -----------     ---------
      Total costs and other deductions                   344,541          207,384         1,182,609       614,251
                                                       ---------       ----------       -----------     ---------

Income before income taxes and extraordinary gain         89,970           12,838           226,707        45,629
                                                       ---------       ----------       -----------     ---------

Income taxes (benefit):
  Current                                                  7,104           (8,995)           19,594        (2,478)
  Deferred                                                27,986           14,132            71,639        20,403
                                                       ---------       ----------       -----------     ---------
    Total income taxes                                    35,090            5,137            91,233        17,925
                                                       ---------       ----------       -----------     ---------

Income before extraordinary gain                          54,880            7,701           135,474        27,704
Extraordinary gain, net                                       32               --             1,882            --
                                                       ---------       ----------       -----------     ---------
Net income                                             $  54,912       $    7,701       $   137,356     $  27,704
                                                       =========       ==========       ===========     =========

Earnings per share (1):
   Basic :
      Before extraordinary gain                             $.37             $.06              $.94          $.25
      Extraordinary gain, net                                .00              .00               .01           .00
                                                       ---------       ----------       -----------     ---------
      Net income                                            $.37             $.06              $.95          $.25
                                                       ---------       ----------       -----------     ---------

   Diluted (2):
     Before extraordinary gain                              $.35             $.06              $.89          $.23
     Extraordinary gain, net                                 .00              .00               .01           .00
                                                       ---------       ----------       -----------     ---------
     Net income                                             $.35             $.06              $.90          $.23
                                                       ---------       ----------       -----------     ---------

Weighted average number of shares outstanding:
  Basic                                                  146,399          124,919           144,344       111,395
                                                       =========       ==========       ===========     =========
  Diluted                                                163,394          133,973           152,417       120,449
                                                       =========       ==========       ===========     =========


                                                       ---------       ----------       -----------     ---------
Income derived from operating activities (3)           $  84,090       $   16,620       $   217,375     $  58,408
                                                       =========       ==========       ===========     =========


(1) Earnings per share is computed independently for each of the quarters presented. Therefore, the sum of the quarterly earnings per share may not equal the total computed for the year.

(2) Diluted earnings per share for the three months ended December 31, 2000, equals net income plus $2.0 million of interest expense, net of tax, incurred on the $825.0 million, Zero Coupon Convertible Senior Notes, issued in June 2000, divided by the weighted average common shares outstanding, after giving effect to dilutive stock options and warrants, as well as 8.9 million shares assumed to be issued on conversion of the notes. The notes were not assumed to be converted for the twelve months ended December 31, 2000 as the effect on earnings per share would have been anti-dilutive.

(3) "Income derived from operating activities" has historically been referred to as "operating income". It is computed by subtracting; direct costs, general and administrative expenses, and depreciation and amortization from operating revenues and then adding earnings from unconsolidated affiliates.

                            SELECTED FINANCIAL DATA
                        AS OF DECEMBER 31, 2000 AND 1999

                                 (IN THOUSANDS)


BALANCE SHEET DATA:

                                                            DECEMBER 31,
                                                      --------------------------
                                                         2000           1999
                                                     -----------     -----------
ASSETS
Cash and marketable securities                       $   550,953     $   111,666
Accounts receivable, net                                 350,302         205,643
Other current assets                                     117,063         143,984
                                                     -----------     -----------
     Total current assets                              1,018,318         461,293
Property, plant and equipment, net                     1,827,141       1,669,466
Goodwill, net                                            168,824         169,054
Other long-term assets                                   120,585          98,190
                                                     -----------     -----------
     Total assets                                    $ 3,134,868     $ 2,398,003
                                                     ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt                    $     3,554     $     3,599
Other current liabilities                                275,625         261,877
                                                     -----------     -----------
     Total current liabilities                           279,179         265,476
Long-term obligations                                    854,777         482,600
Other long-term liabilities                              194,444         179,853
                                                     -----------     -----------
     Total liabilities                                 1,328,400         927,929
Stockholders' equity                                   1,806,468       1,470,074
                                                     -----------     -----------
     Total liabilities and stockholders' equity      $ 3,134,868     $ 2,398,003
                                                     ===========     ===========

Working capital                                      $   739,139     $   195,817
Funded debt to capital ratio                              0.32:1          0.25:1